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                                                               EXHIBIT 99(23)(g)



                                CUSTODY AGREEMENT


         THIS AGREEMENT, is made as of November 13, 1998, by and between SUMMIT INVESTMENT TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and THE FIFTH THIRD BANK, a banking company organized under the laws of the State of Ohio (the "Custodian").

                                   WITNESSETH:

         WHEREAS, the Trust desires that the Securities and cash of each of the investment portfolios identified in Exhibit A hereto (such investment portfolios are individually referred to herein as a "Fund" and collectively as the "Funds"), be held and administered by the Custodian pursuant to this Agreement: and

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(l) of the 1940 Act;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and named in Exhibit B hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

         1.2 "Board of Trustees" shall mean the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust, dated March 8, 1994, as from time to time amended.

         1.3 "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300.31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

         1.4 "Business Day" shall mean any day recognized as a settlement day by the New York Stock Exchange, Inc. and any other day for which a Fund computes the net asset value of the Fund.

         1.5 "NASD" shall mean the National Association of Securities Dealers, Inc.

         1.6 "Officer" shall mean the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

         1.7 "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian. The Trust shall cause all Oral Instructions to be confirmed by Written Instructions. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Trust. If Oral Instructions vary from the Written Instructions which purport to confirm them, the Custodian shall notify the Trust of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

         1.8 "Custody Account" shall mean any account in the name of a Fund, which is provided for in Section 3.2 below.

         1.9 "Proper Instructions" shall mean Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

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          1.10 "Securities Depository" shall mean The Participants Trust Company or The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Trust) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

          1.11 "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities, other money market instruments or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

          1.12 "Shares" shall mean the units of beneficial interest issued by the Trust.

          1.13 "Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by one or more persons as the Board of Trustees shall have from time to time authorized, or (ii) communications by telex or any other such system from a person or persons reasonably believed by the Custodian to be Authorized, or (iii) communications transmitted electronically through the Institutional Delivery System (IDS), or any other similar electronic instruction system acceptable to Custodian and approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN

          2.1 Appointment. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Trust at any time during the period of this Agreement, provided that such Securities or cash at all times shall be and remain the property of the Trust.

          2.2 Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth and in accordance with the 1940 Act as amended. Except as specifically set forth herein, the Custodian shall have no liability and assumes no responsibility for any non-compliance by the Trust or a Fund of any laws, rules or regulations.

                                   ARTICLE III
                         CUSTODY OF CASH AND SECURITIES

         3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of a Fund, except Securities maintained in a Securities Depository or Book-Entry System, shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

         3.2 Custody Account. The Custodian shall open and maintain in its trust department a custody account in the name of each Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Fund which are delivered to it.

         3.3 Appointment of Agents. In its discretion, the Custodian may appoint, and at any time remove, any domestic bank or trust company, which has been approved by the Board of Trustees and is qualified to act as a custodian, under the 1940 Act, as sub-custodian to hold Securities and cash of the Funds and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian and subject only to its draft or order), provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

         3.4 Delivery of Assets to Custodian. Each Fund shall deliver, or cause to be delivered, to the Custodian all of the Fund's Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (b) all cash received by the Fund for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

         3.5 Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the




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Funds in a Securities Depository or in a Book-Entry System, subject to the following provisions:

         (a) Prior to a deposit of Securities of a Fund in any Securities Depository or Book-Entry System, the Fund shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

         (b) Securities of a Fund kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

         (c) The records of the Custodian and the Custodian's account on the books of the Book-Entry System and Securities Depository as the case may be, with respect to Securities of a Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, or otherwise identify such Securities as belonging to the Fund.

         (d) If Securities purchases by a Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by a Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

         (e) Upon request, the Custodian shall provide a Fund with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

         (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Funds resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of Custodian or any sub-custodian appointed pursuant to Section 3.3 above or any of its or their employees, or (ii) from failure of Custodian or any such sub-custodian to enforce effectively such rights as the Fund may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person for any loss or damage to the Funds arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Trust has not been made whole for any such loss or damage.

         3.6 Disbursement of Moneys from Custody Accounts. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from a Custody Account but only in the following cases:

         (a) For the purchase of Securities for a Fund but only upon compliance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any sub-custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in Section 3.9 below in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such sub-custodian of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such sub-custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Fund and a bank which is a member of the Federal Reserve System or between the Fund and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry


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         System or Securities Depository for the account of the Fund with such
Securities:

         (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by a Fund;

         (c) For the payment of any dividends or capital gain distributions declared by a Fund;

         (d)      In payment of the redemption price of Shares as provided in
                  Section 5.1 below;

         (e) For the payment of any expense or liability incurred by the Trust, including but not limited to the following payments for the account of a Fund; interest; taxes; administration; investment management, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

         (f) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust;

         (g) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, as amended, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Trust;

         (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

         (i) For any other proper purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

         3.7 Delivery of Securities from Custody Accounts. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from a Custody Account but only in the following cases:

         (a) Upon the sale of Securities for the account of a Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

         (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of
                  Section 3.5 above;

         (c) To an Offeror's depository agent in connection with tender or other similar offers for Securities of a Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         (d) To the issuer thereof or its agent (i) for transfer into the name of a Fund, the Custodian or any sub-custodian appointed pursuant to Section 3.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

         (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

         (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depositary receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

         (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by a Fund;


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         (h)      In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

         (i) For delivery in connection with any loans of Securities of a Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

         (j) For delivery as security in connection with any borrowings by the Trust on behalf of a Fund requiring a pledge of assets by such Fund, but only against receipt by the Custodian of the amounts borrowed;

         (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust or a Fund;

         (l) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust on behalf of a Fund;

         (m) For delivery in accordance with the provisions of any agreement among the Trust on behalf of a Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Trust on behalf of a Fund; or

         (n) For any other proper trust purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities so be delivered, setting forth the purpose for which such delivery is so be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such Securities shall be made.

         3.8 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for a Fund;

         (a) Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Trust is entitled either by law or pursuant to custom in the securities business;

         (b) Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

         (c) Endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments;


         (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

         (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS:

         (f) Hold for a Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

         (g) In general, and except as otherwise directed it Proper Instructions, attend to all non-discretionary details in connection with sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

         3.9 Registration and Transfer of Securities. All Securities held for a Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System for the account of the Trust on behalf of a Fund, if eligible therefor. All other Securities held for a Fund may be registered in the name of the Trust on


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behalf of such Fund, the Custodian, or any sub-custodian appointed pursuant to
Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof; provided, however, that such Securities are held specifically for the account of the Trust on behalf of a Fund. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of a Fund.

         3.10 Records. (a) The Custodian shall maintain, by Fund, complete and accurate records wish respect to Securities, cash or other property held for the Trust, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession,
(C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral),
(D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Trust as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to Section 31 and Rule 31a-1 and Rule 31a-2 promulgated thereunder.

         (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

         3.11 Fund Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement by Fund and a summary of all transfers to or from the Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement, by Fund, of the Securities and moneys held for the Trust under this Agreement.

         3.12 Other Reports by Custodian. The Custodian shall provide the Trust with such reports, as the Trust may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any sub-custodian appointed pursuant to Section
3.3 above.

         3.13 Proxies and Other Materials. The Custodian shall cause all proxies if any, relating to Securities which are not registered in the name of a Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall include all other proxy materials, if any, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials, which should include all other proxy materials, if any, and all notices to such Securities.

         3.14 Information on Corporate Actions. Custodian will promptly notify the Trust of corporate actions, limited to those Securities registered in nominee name and to those Securities held at a Depository or sub-Custodian acting as agent for Custodian. Custodian will be responsible only if the notice of such corporate actions is published by the Financial Daily Card Service, J.J. Kenny Called Bond Service, DTC, or received by first class mail from the agent. For market announcements not yet received and distributed by Custodian's services, the Trust will inform its custody representative with appropriate instructions. Custodian will, upon receipt of the Trust's response within the required deadline, effect such action for receipt or payment for the Trust. For those responses received after the deadline, Custodian will effect such action for receipt or payment, subject to the limitations of the agent(s) effecting such actions. Custodian will promptly notify the Trust for put options only if the notice is received by first class mail from the agent. The Trust will provide or cause to be provided to Custodian all relevant information contained in the prospectus for any security which has unique put/option provisions and provide Custodian with specific tender instructions at least ten business days prior to the beginning date of the tender period.

                                   ARTICLE IV
                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

         4.1 Purchase of Securities. Promptly upon each purchase of Securities for the Trust, Written instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlements, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by a Fund pay out of the moneys held for the account of such Fund the total amount specified in such Written instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund, if in the relevant Custody Account



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
there is insufficient cash available to the Fund for which such purchase was made.

          4.2 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for a Fund is made by the Custodian in advance of receipt for the account of the Fund of the Securities purchased but in the absence of specific Written or Oral Instructions to so pay in advance, the Custodian shall be liable to the Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

         4.3 Sale of Securities. Promptly upon each sale of Securities by a Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are so be delivered. Upon receipt of the total amount payable to the Trust as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

         4.4 Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provisions of this Agreement, the Custodian, when instructed by Proper Instructions to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Trust shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

          4.5 Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the relevant Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed so deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Trust, and
(iii) income from cash. Securities or other assets of the Trust. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Trust to use funds so credited to its Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian as any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Custody Account.

          4.6 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of Trust transactions on behalf of a Fund in its Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian. The amount to be charged for overdrafts shall be as mutually agreed upon by the parties.

                                    ARTICLE V
                           REDEMPTION OF TRUST SHARES

          5.1 Transfer of Funds. From such funds as may be available for the purpose in the relevant Custody Account, and upon receipt of Proper Instructions specifying that a Fund is required to redeem Shares of the Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions. Upon effecting payment or distribution in accordance with proper Instruction, the Custodian shall not be under any obligation or have any responsibility thereafter with respect to any such paying bank.

                                   ARTICLE VI
                               SEGREGATED ACCOUNTS

         6.1 Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

         (a) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust,

         (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by a Fund or in connection with financial futures contracts (or options thereon) purchased or sold by a Fund

         (c) which constitute collateral for loans of Securities made by a Fund,

         (d) for purposes of compliance by the Trust with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

         (e) for other proper trust purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.

                                   ARTICLE VII
                            CONCERNING THE CUSTODIAN

         7.1 Standard of Care. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Trust for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damages, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any sub-custodian appointed pursuant to Section 3.3 above. The Custodian's liability shall be limited with respect to the Trust or any party claiming by, through or on behalf of the Trust for the initial and all subsequent renewal terms of this Agreement, to the actual damages sustained by the Trust, (actual damages for uninvested funds shall be the overnight Feds fund rate). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant so such advice. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Trust is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or by-laws, or its investment objectives and policies as then in effect.

         7.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Trust or any money represented by a cheek, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

         7.3 No Responsibility for title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

         7.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Trust if such Securities are in default or payment is not made after due demand or presentation.

         7.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and/or any Written Instructions actually received by it pursuant to this Agreement.

         7.6 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

         7.7 Cooperation. The Custodian shall cooperate with and supply necessary information, by the Trust, to the entity or entities appointed by the Trust to keep the books of account of the Trust and/or compute the value of the assets of the Trust. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's report on Form N-JA and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 Indemnification by Trust. The Trust shall indemnify and hold harmless the Custodian and any sub-custodian appointed pursuant to Section 3.3 above, and any nominee of the Custodian or of such sub-custodian from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly
(a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such sub-custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a sub-custodian appointed pursuant to Section 3.3 above or, in the case of any such sub-custodian, from the performance of its obligations under such sub-custody agreement, provided that neither the Custodian nor any such sub-custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such sub-custodian's negligence, bad faith or willful misconduct.

         8.2 Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Trust from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, as amended, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly from the Custodian's gross negligence, bad faith or willful misconduct.

         8.3 Indemnity to be Provided. If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required so take such action until the Trust shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

                                   ARTICLE IX
                                  FORCE MAJEURE

         Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failures and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay shall use its best efforts to ameliorate the effects of any such failure or delay. Notwithstanding the foregoing, the Custodian shall maintain sufficient disaster recovery procedures to minimize interruptions.

                                    ARTICLE X
                          EFFECTIVE PERIOD; TERMINATION

         10.1 Effective Period. This Agreement shall become effective as of the date first set forth above and shall continue in full force and effect until terminated as hereinafter provided.

         10.2 Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Trust and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Trust at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities in the State of Ohio or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         10.3 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Trust on or before the date of termination specified pursuant to Section 10.1 above, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which is (a) a "Bank" as defined in the 1940 Act, (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, and (c) is doing business in New York, New York, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Trust at such bank or trust company all Securities of the Trust held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. If, after reasonable inquiry, Custodian cannot find a successor custodian as contemplated in this Section 10.3, then Custodian shall have the right to deliver to the Trust all Securities and cash then owned by the Trust and to transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the Trust. Thereafter, the Trust shall be deemed to be its own custodian with respect to the Trust and the Custodian shall be relieved of all obligations under this Agreement.


                                   ARTICLE XI
                            COMPENSATION OF CUSTODIAN

         The Custodian shall be entitled to compensation as agreed upon from time to time by the Trust and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Funds are set forth in Exhibit C attached hereto.

                                   ARTICLE XII
                             LIMITATION OF LIABILITY

         The Trust is a business trust organized under the laws of the Commonwealth of Massachusetts and under an Agreement and Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name of the Trust or on behalf thereof by any of the Trustees, officers, employees or agents, are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust or the Funds personally, but bind only the assets of the Trust, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

                                  ARTICLE XIII
                                     NOTICES

         Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to the party at the address set forth after its name herein below;

                             To the Trust:
                             Summit Investment Trust
                             3435 Stelzer Road
                             Columbus, Ohio 43219
                             Attn: Client Services

                             Telephone: (614) 470-8000
                             Facsimile: (614) 470-8715

                             To the Custodian:
                             The Fifth Third Bank
                             35 Fountain Square Plaza
                             Cincinnati, Ohio 45263
                             Attn: Area Manager -- Trust Operations

                             Telephone: (513) 579-5300
                             Facsimile: (513) 579-4312

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIII. Writing shall include transmission by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

                                  ARTICLE XIV
                                 MISCELLANEOUS

         14.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         14.2 References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus, statement of additional information or registration statement of the Trust and such other printed matter as merely identifies Custodian as custodian for the Trust. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

         14.3 No Waiver. No failure by either party hereto to exercise and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

         14.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

         14.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same investment.

         14.6 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

         14.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

         14.8 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                         SUMMIT INVESTMENT TRUST

                                        By: /s/ Steven R. Sutermeister
------------------------------             -----------------------------------

                                        Its: Chairman
                                            ----------------------------------


ATTEST:                                           THE FIFTH THIRD BANK

/s/ Christine Ok                       By: /s/ Elizabeth W. Goldthwait
------------------------------             -----------------------------------

                                        Its: Trust Officer
                                            ----------------------------------

                                                             Dated: Nov 13, 1998


                                    EXHIBIT A
                        TO THE CUSTODY AGREEMENT BETWEEN
                SUMMIT INVESTMENT TRUST AND THE FIFTH THIRD BANK

                                  Nov 13, 1998

               Name of Fund                                  Date
               ------------                                  ----

              Summit High Yield Fund

              Summit Emerging Markets Bond Fund






                                                SUMMIT INVESTMENT TRUST

                                        By: /s/ Steven R. Sutermeister
                                           -----------------------------------

                                        Its: Chairman
                                            ----------------------------------


                                                  THE FIFTH THIRD BANK

                                        By: /s/ Elizabeth W. Goldthwait
                                           -----------------------------------

                                        Its: Trust Officer
                                            ----------------------------------

                                                             Dated: Nov 13, 1998


                                    EXHIBIT B
                        TO THE CUSTODY AGREEMENT BETWEEN
                             SUMMIT INVESTMENT TRUST
                            AND THE FIFTH THIRD BANK

                                  Nov 13, 1998

                               AUTHORIZED PERSONS

         Set forth below are the names and specimen signatures of the persons authorized by the Trust to Administer each Custody Account.



         A. CASH MOVEMENT OR SHAREHOLDER ACTIVITY
            (EXCEPT TRUST SHAREHOLDER CHECKS):

                Name                                  Signature
                ----                                  ---------

            Mary A. Madick                   /s/ Mary A. Madick
                                             -----------------------------------

            Daniel Horne                     /s/ Daniel Horne
                                             -----------------------------------

            Kelly Ramsey Gooch               /s/ Kelly Ramsey Gooch
                                             -----------------------------------

            Theresa L. Jennessee             /s/ Theresa L. Jennessee
                                             -----------------------------------

            Billy Williams                   /s/ Billy Williams
                                             -----------------------------------

            Michael Bryan                    /s/ Michael Bryan
                                             -----------------------------------

            Troy Huliba                      /s/ Troy Huliba
                                             -----------------------------------

         B. PAYMENT OF FUND EXPENSES

                Name                                  Signature
                ----                                  ---------

            Forest Hayes, Jr.                /s/ Forest Hayes, Jr.
                                             -----------------------------------

            Gary Tenkman                     /s/ Gary Tenkman
                                             -----------------------------------

            Frank Deutchki                   /s/ Frank Deutchki
                                             -----------------------------------

            Jenniffer Kiesling               /s/ Jenniffer Kiesling
                                             -----------------------------------

            Paul Kane                        /s/ Paul Kane
                                             -----------------------------------

            Adam Ness                        /s/ Adam Ness
                                             -----------------------------------

            Troy Statczar                    /s/ Troy Statczar
                                             -----------------------------------

            James F. Smith (President)
                                             -----------------------------------

            Malcolm B. Sheldrick. Jr.
              (Vice President)               -----------------------------------

            Nimish Bhatt (Treasurer)         /s/ Nimish Bhatt
                                             -----------------------------------

            John J. Quillin (Secretary)      /s/ John J. Quillin
                                             -----------------------------------

            George Landreth                  /s/ George Landreth
              (Assistant Secretary)          -----------------------------------

            James L. Smith                   /s/ James L. Smith
              (Assistant Secretary)          -----------------------------------

            Alaina Metz                      /s/ Alaina Metz
              (Assistant Secretary)          -----------------------------------

            Steve Mintos                     /s/ Steve Mintos
              (Assistant Secretary)          -----------------------------------

            Robert Tuch                      /s/ Robert Tuch
              (Assistant Secretary)          -----------------------------------



         C. FUND SHAREHOLDER CHECKS

                Name                                  Signature
                ----                                  ---------

            J. David Huber                   /s/ J. David Huber
                                             -----------------------------------

            James F. Smith (President)       (See signature above)

            Malcolm B. Sheldrick, Jr.        (See signature above)
              (Vice President)

            Nimish Bhatt (Treasurer)         (See signature above)

            John J. Quillin (Secretary)      (See signature above)

            George Landreth                  (See signature above)
              (Assistant Secretary)

            James L. Smith                   (See signature above)
              (Assistant Secretary)

            Alaina Metz                      (See signature above)
              (Assistant Secretary)

            Steve Mintos                     (See signature above)
              (Assistant Secretary)

            Robert Tuch                      (See signature above)
              (Assistant Secretary)


         D. PURCHASE AND SALE OF PORTFOLIO SECURITIES:

                Name                                  Signature
                ----                                  ---------


            James F. Smith (President)       (See signature above)

            Nimish Bhatt (Treasurer)         (See signature above)

            Bradley L. Lutz
                                             -----------------------------------

            Steven R. Sutermeister
                                             -----------------------------------

            Laurie M. Thompson
                                             -----------------------------------

            Rhonda M. Horsley
                                             -----------------------------------

                              SIGNATURE RESOLUTION

RESOLVED. That all of the following officers of SUMMIT INVESTMENT TRUST and any of them, namely the Chairman, President, Vice President, Secretary and Treasurer, are hereby authorized as signers for the conduct of business for an on behalf of the funds with THE FIFTH THIRD BANK:

Steven R. Sutermeister     CHAIRMAN             /s/ Steven R. Sutermeister
-------------------------                       -------------------------------

James F. Smith             PRESIDENT            ------------------------------

Malcolm B. Sheldrick, Jr.  VICE PRESIDENT
-------------------------                       -------------------------------

                           VICE PRESIDENT
-------------------------                       -------------------------------

                           VICE PRESIDENT
-------------------------                       -------------------------------

                           VICE PRESIDENT
-------------------------                       -------------------------------

Nimish Bhatt               TREASURER            /s/ Nimish Bhatt
-------------------------                       -------------------------------

John J. Quillin            SECRETARY            /s/ John J. Quillin
-------------------------                       -------------------------------

In addition, the following Assistant Treasurer is authorized to sign on behalf of the Trust for the purpose of effecting securities transactions:

George Landreth            ASSISTANT TREASURER  /s/ George Landreth
-------------------------                       -------------------------------

The undersigned officers of SUMMIT INVESTMENT TRUST hereby certify that the foregoing is within the parameters of a Resolution adopted by Trustees of the Trust in a meeting held ____________, 1998, directing and authorizing preparation of documents and to do everything necessary to effect the Custody Agreement between ________________ and THE FIFTH THIRD BANK.


                                      By:
                                         ---------------------------------------

                                      Its:
                                          --------------------------------------

                                      By: /s/ John J. Quillin
                                         ---------------------------------------

                                      Its:
                                          --------------------------------------

                                    EXHIBIT C

                                FIFTH THIRD BANK
                              CUSTODY FEE SCHEDULE
                                  PREPARED FOR
                             SUMMIT INVESTMENT TRUST

ANNUAL BASE FEE (PER FUND)              .50 Basis Points $100 million
  (Minimum $2,400 annually)             .75 Basis Points $25 - $100 million
                                        1.0 Basis Points $25 million


TRANSACTION FEES
   DTC Eligible Transactions            $10.00
   Fed Eligible Transactions            $10.00
   Other Book Entry Transaction         $10.00
   Physical Transactions                $25.00
   Repurchase Agreements                $22.00 (includes purchase and maturity)
   Amortized Securities                 $25.00 (Fed and PTC eligible)
   Principal and Interest Payments       $5.00 (relates to amortized securities
                                               only)
   Options                              $25.00
   Incoming Wire Transfers               $7.00
   Outgoing Wire Transfers               $7.00
   Check Disbursements                   $6.00
   Capital Changes                      $25.00

AUTOMATED SECURITIES WORKSTATION        $150.00/month
   ($200 initial setup)

BALANCE CREDITS

         Fifth Third assigns a credit for uninvested cash balances (based on the previous 91 day T-bill rate) used to directly offset up to 50% of your custody fees.

Transactions involving Fifth Third Commercial Paper, Repurchase Agreements, C.D.'s or other time deposits are exempt from transaction fees.

The above rates reflect the most common security transaction. The nature of a high yield mutual fund may warrant the holding of unique securities with exception processing and consequently, the above schedule may not be entirely inclusive.